Exhibit 99.1
PHILADELPHIA CONSOLIDATED HOLDING CORP.
SECOND QUARTER RESULTS
JUNE 30, 2008
JULY 23, 2008 PRESS RELEASE
Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (NASDAQ: PHLY) today reported net income for the quarter ended June 30, 2008 of $52.9 million ($0.73 diluted earnings per share and $0.76 basic earnings per share). This compares to $94.4 million of net income ($1.27 diluted earnings per share and $1.34 basic earnings per share) for the quarter ended June 30, 2007. After-tax net realized investment gains (losses) were $(7.5) million ($(0.10) diluted loss per share) for the quarter ended June 30, 2008 compared to $18.2 million ($0.25 diluted earnings per share) for the quarter ended June 30, 2007. Gross written premiums for the quarter ended June 30, 2008 increased 11.7% to $445.3 million from $398.5 million for the quarter ended June 30, 2007, and the combined ratio for the quarter ended June 30, 2008 was 86.2% compared to 74.2% for the quarter ended June 30, 2007. The Company’s book value per share as of June 30, 2008 increased to $22.30 from $21.47 as of December 31, 2007.
Financial results for the quarter ended June 30, 2008 included:
•	An $18.5 million pre-tax benefit ($12.0 million after-tax, or $0.17 diluted earnings per share) from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claim emergence. This benefit compares to a $20.8 million pre-tax benefit ($13.5 million after-tax, or $0.18 diluted earnings per share) recognized in the quarter ended June 30, 2007 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	$20.6 million of pre-tax losses ($13.4 million after-tax, or $0.18 diluted loss per share) resulting from hail, tornado, and wind losses which occurred in Minnesota, Nebraska, Kansas, and Oklahoma during the period of May 22, 2008 through May 26, 2008, and which occurred in Illinois, Indiana, Kansas, Minnesota, Nebraska, and Oklahoma during the period of May 29, 2008 through June 1, 2008.
•	An $11.6 million pre-tax non-cash realized investment loss ($7.5 million after-tax, or $0.10 diluted loss per share) resulting from other than temporary impairment evaluations related to the Company’s equity holdings.
Net income for the six months ended June 30, 2008 was $115.6 million ($1.59 diluted earnings per share and $1.65 basic earnings per share). This compares to $160.4 million of net income ($2.16 diluted earnings per share and $2.28 basic earnings per share) for the six months ended June 30, 2007. After-tax net realized investment gains (losses) were $(14.9) million ($0.20 diluted loss per share) for the six months ended June 30, 2008 compared to $19.4 million ($0.26 diluted earnings per share) for the six months ended June 30, 2007. Gross written premiums for the six months ended June 30, 2008 increased 12.1% to $888.4 million from $792.6 million for the six months

Press Release
July 23, 2008

ended June 30, 2007, and the combined ratio for the six months ended June 30, 2008 was 83.7% compared to 75.9% for the six months ended June 30, 2007.
Financial results for the six months ended June 30, 2008 included:
•	A $24.4 million pre-tax benefit ($15.9 million after-tax, or $0.22 diluted earnings per share) from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claim emergence. This benefit compares to a $33.7 million pre-tax benefit ($21.9 million after-tax, or $0.30 diluted earnings per share) recognized in the six months ended June 30, 2007 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	The hail, tornado, and wind losses as referred to above.
•	A $23.3 million pre-tax non-cash realized investment loss ($15.1 million after-tax, or $0.21 diluted loss per share) resulting from other than temporary impairment evaluations related to the Company’s equity holdings.
James J. Maguire, Jr., CEO, said: “I am very pleased with our performance in this quarter and I sincerely thank our more than 1,400 employees for continuing to execute on our business plan through a challenging market. Gross written premiums grew by nearly 12%, with our core Commercial Lines Segment growing by 13.3%. Our combined ratio for the quarter was an impressive 86.2%. We continued to maintain our profitable renewal business with retention ratios of 95% on quoted business for our Commercial and Specialty Segments.”
As a result of the Company’s announcement today that it has entered into a merger agreement with Tokio Marine Holdings, Inc., the earnings call previously scheduled for Friday July 25th has been cancelled.
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; and (x) the outcome of

Press Release
July 23, 2008

the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, PHLY designs, markets, and underwrites commercial property/casualty and professional liability insurance products incorporating value added coverages and services for select industries. The Company, whose commercial lines insurance subsidiaries are rated A+ (Superior) by A.M. Best Company and A1 for insurance financial strength by Moody’s Investors Service, is nationally recognized as a member of Ward’s Top 50, Forbes’ Platinum 400 list of America’s Best Big Companies and Forbes’ 100 Best Mid-Cap Stocks in America. The organization has 47 offices strategically located across the United States to provide superior local service.
CONTACT: Investor Relations: Joseph Barnholt, Assistant Vice President, +1-610-617-7626, jbarnholt@phlyins.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	June 30, 2008	December 31,
	(Unaudited)	2007
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,864,732 AND $2,639,471)	$2,844,209	$2,659,197
EQUITY SECURITIES AT MARKET (COST $339,169 AND $322,877)	348,374	356,026

TOTAL INVESTMENTS	3,192,583	3,015,223

CASH AND CASH EQUIVALENTS	89,657	106,342
ACCRUED INVESTMENT INCOME	28,300	24,964
PREMIUMS RECEIVABLE	399,896	378,217
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	301,012	280,110
DEFERRED INCOME TAXES	81,717	42,855
DEFERRED ACQUISITION COSTS	187,389	184,446
PROPERTY AND EQUIPMENT, NET	21,992	26,330
OTHER ASSETS	100,964	41,451

TOTAL ASSETS	$4,403,510	$4,099,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,613,322	$1,431,933
UNEARNED PREMIUMS	866,596	847,485

TOTAL POLICY LIABILITIES AND ACCRUALS	2,479,918	2,279,418
PREMIUMS PAYABLE	77,770	97,674
OTHER LIABILITIES	251,135	175,373

TOTAL LIABILITIES	2,808,823	2,552,465

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 125,000,000 SHARES AUTHORIZED, 71,503,346 AND 72,087,287 SHARES ISSUED AND OUTSTANDING	399,704	423,379
NOTES RECEIVABLE FROM SHAREHOLDERS	(22,565)	(19,595)
ACCUMULATED OTHER COMPREHENSIVE INCOME	(7,356)	34,369
RETAINED EARNINGS	1,224,904	1,109,320

TOTAL SHAREHOLDERS’ EQUITY	1,594,687	1,547,473

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,403,510	$4,099,938

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
REVENUE:
NET EARNED PREMIUMS	$393,037	$337,315	$772,425	$656,033
NET INVESTMENT INCOME	32,299	28,522	64,304	55,495
NET REALIZED INVESTMENT GAIN (LOSS)	(11,513)	28,064	(22,907)	29,821
OTHER INCOME	3,654	850	5,007	1,680

TOTAL REVENUE	417,477	394,751	818,829	743,029

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	266,106	172,234	489,492	332,753
NET REINSURANCE RECOVERIES	(42,836)	(23,645)	(72,803)	(33,659)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	223,270	148,589	416,689	299,094
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	115,479	101,746	229,635	198,650
OTHER OPERATING EXPENSES	4,376	2,981	7,965	6,136

TOTAL LOSSES AND EXPENSES	343,125	253,316	654,289	503,880

INCOME BEFORE INCOME TAXES	74,352	141,435	164,540	239,149

INCOME TAX EXPENSE (BENEFIT):
CURRENT	30,072	56,511	65,350	93,330
DEFERRED	(8,628)	(9,477)	(16,394)	(14,562)

TOTAL INCOME TAX EXPENSE	21,444	47,034	48,956	78,768

NET INCOME	$52,908	$94,401	$115,584	$160,381

PER AVERAGE SHARE DATA:
NET INCOME — BASIC	$0.76	$1.34	$1.65	$2.28

NET INCOME — DILUTED	$0.73	$1.27	$1.59	$2.16

WEIGHTED—AVERAGE COMMON SHARES OUTSTANDING	69,809,174	70,361,554	70,128,823	70,255,758
WEIGHTED—AVERAGE SHARE EQUIVALENTS OUTSTANDING	2,608,996	3,835,617	2,597,895	3,966,198

WEIGHTED—AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	72,418,170	74,197,171	72,726,718	74,221,956